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                                                                    Exhibit 10.2


                        Norton McNaughton of Squire, Inc.
                               463 Seventh Avenue
                            New York, New York 10018




                                                     April 9, 2001



Ms. Amanda J. Bokman
45 East 85th Street
Apt. 9E
New York, New York 10028

Dear Mandi:

                  Reference is made to the Employment Agreement (the "Employment Agreement") dated as of November 5, 1993, as amended, between Norton McNaughton of Squire, Inc. (the "Company") and you. Capitalized terms used herein shall have the meanings ascribed to such terms in the Employment Agreement.

                  For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and you agree that
Section 3.2 of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

                           Section 3.2 Bonus and Other Payments. (a) For each of
                                       ------------------------
         the fiscal years of the Company during the Term, in addition to the salary provided for in Section 3.1, the Employee shall be eligible to receive a bonus, if any, for such fiscal year as shall be determined by the Compensation Committee of the Board of Directors of the Parent. It is understood and agreed that for the Company's fiscal year ending November 3, 2001 ("Fiscal 2001"), the Employee shall participate in the Parent's Incentive Bonus Plan for Senior Officers adopted by the Compensation Committee of the Parent at a meeting duly called and held on January 16, 2001, a copy of which is attached as Exhibit B to the minutes of that meeting (the "Plan").

                           (b) (i) In the event that there shall occur a Change in Control (as defined below) during Fiscal 2001, the Company and the Employee agree that (1) on or before the closing date of such Change in Control (the "Change in Control Date"), and in consideration for the Employee's agreement contained in the following clause (2), the Company shall pay $400,000 to the Employee (the "Payment") and (2) the Employee agrees that, upon receipt of the Payment, the Employee shall not be eligible to receive any bonus or other payment pursuant to the Plan.

                           (ii) For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred if:
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         (a)      a "person" (meaning an individual, a partnership, an entity, or other group or association as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), acquires fifty percent (50%) or more of the combined voting power of the outstanding securities of the Parent having a right to vote in elections of directors; or

         (b) Continuing Directors shall for any reason cease to constitute a majority of the Board of Directors of the Parent; or

         (c) the business of the Parent is disposed of in a disposition of all or substantially all of its assets (including stock of subsidiary(s)).

         For purposes of this Agreement, the term "Continuing Director" shall mean a member of the Board of Directors of the Parent who either was a member of such Board of Directors on April 5, 2001 or who subsequently became a member of such Board of Directors and whose election, or nomination for election, was approved by a vote of at least two-thirds of the Continuing Directors then in office.

                           (c) In the event that (i) a Change in Control occurs during Fiscal 2001 and (ii) either (1) the Employee shall remain in the employment of the Parent, the Company or any affiliate of either such entity on the first anniversary date (the "First Anniversary Date") of the Change in Control Date or (2) the Employee's employment hereunder has been terminated pursuant to Section 6.1, 6.2 or 6.4 of this Agreement after the Change in Control Date and prior to the First Anniversary Date, the Company shall pay $300,000 to the Employee on the earlier to occur of the First Anniversary Date or the date of such termination. The provisions of this clause (c) shall be in addition to, and not in lieu of, any other provision of this Agreement.

                  Except as amended hereby, the Employment Agreement shall remain in full force and effect and it is hereby ratified and confirmed by the Company and you.

                  Please sign a copy of this Amendment in the space provided below in order to evidence your agreement with the foregoing.

                                                     Very truly yours,



                                       NORTON MCNAUGHTON OF SQUIRE, INC.



                                       By:     /s/ Peter Boneparth
                                          -------------------------------
                                          Name:  Peter Boneparth
                                Title: Chairman of the Board, Chief Executive Officer and President

Agreed and accepted as of
the date first above written:



         /s/ Amanda J. Bokman
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         Amanda J. Bokman